Exhibit 10.5

*Portions of this exhibit have been excluded because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”), is made and entered into as of August 5, 2014 by and between SQUARE I BANK (“Bank”) and THE REALREAL, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 19, 2013, as may be amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.

As of the date hereof, Borrower has not yet delivered its audited consolidated and consolidating fiscal year-end financial statements for the 2013 fiscal year (the “2013 Financials”) to Bank as required pursuant to Section 6.2(a)(ii) of the Agreement, resulting in a violation of the Agreement (the “2013 Financials Violations”). Bank hereby: (i) waives the 2013 Financials Violation; and (ii) extends the due date for Borrower to provide Bank the 2013 Financials until September 1, 2014.

2.

Bank hereby waives Borrower’s violation of Section 6.2(b) of the Agreement (as in effect immediately prior to the date of this Amendment), for failing to deliver to Bank a report of Borrower’s accounts receivable and accounts payable as required therein.

3.	Section 6.2(b) of the Agreement is hereby amended and restated, as follows:

(b) Compliance Certificate; AIR and A/P Agings Report. Within [***] after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto. Notwithstanding the foregoing, upon demand or request by Bank, Borrower shall deliver a report of Borrower’s aged listings by invoice date of accounts receivable and accounts payable, in form and substance satisfactory to Bank.

4.

Unless otherwise defined herein, all initially capitalized terms in this Amendment shall have the meaning set forth in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

5.

Borrower represents and warrants that the representations and warranties contained in e representations and warranties relate to an earlier date, in which case they are true and correct as of such date.

6.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)	this Amendment, duly executed by Borrower;

(b)

payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, and any UCC, good standing or intellectual property search or filing fees, which may be debited from any of Borrower’s accounts; and

(c)	such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

Signature Page Follows

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

THE REALREAL, INC.		SQUARE 1 BANK

By:	/s/ Matt Gustke	By:	/s/ Tim McDonough
Name:	Matt Gustke	Name:	Tim McDonough
Title:	CFO	Title:	Vice President

Signature Page to Second Amendment to Loan and Security Agreement